UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.
Date of Report (Date of Earliest Event Reported):
June 6, 2008
MONRO MUFFLER BRAKE, INC.
(Exact name of registrant as specified in its charter)

New York	0-19357	16-0838627

(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Holleder Parkway, Rochester, New York	14615

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (585) 647-6400
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     On June 6, 2008, Monro Muffler Brake, Inc. (the “Company”) entered into a second amendment (the “Amendment”) to its July 2005 Revolving Credit Facility Agreement (the “Credit Agreement”). Pursuant to the Amendment, the Company’s borrowing capacity has increased by $38 million, following the Company’s exercise of a portion of the $75 million accordion feature of the existing credit facility. Also, as part of this Amendment, KeyBank National Association has joined as the sixth bank in the lending syndicate. Finally, the Amendment amends the definition of “Capital Expenditure” to exclude up to $20,000,000 in expenditures associated with the Company’s purchase of 30 existing store locations from the August family. A copy of the Amendment No. 2 to the Credit Agreement is attached to this Current Report as Exhibit 10.11b and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
(a)	Not applicable.

(b)	Not applicable.

(c)	The following is a list of exhibits furnished with this Current Report on Form 8-K:

Exhibit No.	Description

10.11b	Amendment No. 2 to Credit Agreement, dated June 6, 2008.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONRO MUFFLER BRAKE, INC. (Registrant)
June 11, 2008	By:	/s/ Catherine D’Amico
Catherine D’Amico
Executive Vice President – Finance